UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2006

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27549 (Commission File Number)	88-0362112 (IRS Employer Identifica-tion No.)

7150 West Erie Street, Chandler, Arizona 85226
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 889-9999

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Election of a New Director

On July 12, 2006, the Board of Directors of the Registrant filled one vacancy on the Board with the election of Barry M. Goldwater, Jr. Mr. Goldwater will serve as a director until the next Annual General Meeting of the Registrant’s shareholders. It is anticipated that Mr. Goldwater will sit on one or more of the Registrant’s Board Committees.

With wit, experiences, and candor rivaling the best personalities and an appreciation for the need to balance the daily travails of life with humor, Barry M. Goldwater, Jr. offers a blend of knowledge that can make a significant contribution.

The Goldwaters' are legendary in Arizona. Barry's great-grandfather, Mike Goldwater, emigrated from Poland to the United States in the 1840s, landing in San Francisco. In 1850 he began a mercantile business traveling by wagon throughout mining camps in California, Nevada, and Arizona. He settled that year in Prescott, Arizona, where he opened his first dry goods store, which through the efforts of his sons Baron and Morris and grandsons, Bob and Barry, would expand into a tremendously successful clothing business. Like his father before him, Barry, Jr. worked in the family business, planning to accede to management. However, about the time he graduated from Arizona State University with a bachelor of science in marketing and management, the stores were sold, leaving Barry with a decision to make about his future.

Barry moved to Los Angeles and became a stockbroker, and eventually a partner, in the Los Angeles securities firm of Noble Cook, Inc. (now Wedbush Securities), where he developed an institutional customer base and traded securities on all stock exchanges. It was here he developed his selling skills and eventually landing some of the country's largest financial banks and insurance companies as clients. He also became knowledgeable in financial planning, securities law, and underwriting.

The year 1964 found Barry, Jr. crisscrossing the country campaigning for his father, Senator Barry Goldwater, to become President of the United States. The outcome of that effort is well known, but its impact on Barry is not. It set the pattern of public service that he would soon undertake.

Already involved in local civic activities such as the Boys Club, Big Brothers, the Boy Scouts of America, and the president of a local Lions Club, Barry at the age of 30 ran for Congress and won. He not only won that election but seven more, serving 14 years in Washington, D.C., representing half a million constituents of northern Los Angeles County. He and his father were unique, representing one of the few instances in U.S. history when both father and son were serving in Congress at the same time.

Barry's 14 years in Washington (1969-1984) left an imprint on him and on the nation. He served on a number of committees, including Committee on Science and Technology, Committee on Public Works and Transportation, and the Joint Committee on Energy. His areas of expertise included energy, the space program, aviation and defense, and government procurement. He was on the committee that reviewed the disaster involving the space shuttle "Challenger”. Barry authored and saw the Privacy Act of 1974 signed into law. He served on the privacy Commission that looked into privacy issues affecting the private and corporate sectors. This issue remains a matter of his concern as we move into a global electronic network and information systems. He was very instrumental in all facets of energy policy and research and development including authoring the Solar Photovoltaic Act. He has also been involved with organizations as diverse as the National Aeronautic Association, the National Wildlife Federation, and the Veterans of Foreign Wars of the United States. He is a Life Member of the American Numismatic Association. He is also looked upon as an expert concerning transportation matters.

Congressman Barry Goldwater, Jr. retired from politics in 1983 and in1984 entered business in Beverly Hills, Los Angeles, New York and Phoenix where he currently lives with his wife Sylvia Goldwater and near his son Barry M. Goldwater III. For the past 23 years Barry has held responsible positions involving finance and management, including eight years as a member of the New York Stock Exchange. He has used his government experience and knowledge like a knife to pry open and get to the heart of a problem effecting business impacted by regulation or law. His love of business is only surpassed by his humanitarian interests which have landed him awards such as the Leadership Award from the President's Commission on Employment of the Handicapped and an Achievement Award from the National Academy of Television Arts and Sciences. His business career has not diminished his compassion for the people and his commitment to making this a better and safer world in which we live.

Section 8 - Other Events

Item 8.01 Other Events

On July 12, 2006, the Registrant issued a press release announcing the appointment of Barry M. Goldwater, Jr. to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

On July 11, 2006, the Registrant entered into an Advisory Agreement with Great Eastern Securities of 50 Broad Street, New York, NY (the “Advisor”). Pursuant to the terms of the Agreement, the Advisor will provide the Registrant with investment banking advisory services for a twelve (12) month period. The Advisor has been issued two hundred thousand (200,000) restricted common shares in payment for such services to be rendered. The shares issued to the Advisor were restricted pursuant to the provisions of Section 144 of the Securities Exchange Act of 1933.

On July 11, 2006, the Registrant entered into an Investor Relations Consulting Agreement with Madcon Co. Inc. of 37323 - 17th Avenue, Federal Way, WA (the “Consultant”). Pursuant to the terms of the Agreement, the Consultant will provide certain investor relations consulting services to the Registrant for a period of eighteen (18) months. The Consultant has been issued five hundred thousand (500,000) restricted common shares in payment for such services to be rendered. The shares issued to the Consultant were restricted pursuant to the provisions of Section 144 of the Securities Exchange Act of 1933.

 Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Exhibit Title of Description

99.1	SKYE International Inc. press release announcing the appointment of Mr. Barry M. Goldwater, Jr. to its Board of Directors, dated July 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.

July 14, 2006	By:
Gregg C. Johnson, Secretary